EXHIBIT 16





December 15, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of the Form 8-K on Health Fitness Corporation dated December 8, 1998.

Very truly yours,



/s/ GRANT THORNTON LLP


Minneapolis, Minnesota